Earnings Release | July 28, 2016

$15.00 $20.00 $25.00 $30.00 $35.00 $40.00 Closing Price: 06/30/15 - 06/30/16 About GWB 2 Company Snapshot Stock Performance Strong Earnings Results Market Presence Stock Performance 6/30/15 – 6/30/16: • Price Range: $22.68 – 34.45 • Avg. Close: $27.60 • 12-month Price Increase: 51.90% (1) Source: Federal Deposit Insurance Corporation. (2) Efficiency ratio and adjusted net income are non-GAAP measures. See appendix for reconciliations. (2) • Business bank with unique agribusiness expertise • 8th largest farm lender bank in the U.S. as of 03/31/16 (1) • 178 banking branches across 9 states • Acquired HF Financial Corp. and its bank, Home Federal Bank, on May 16, 2016: • Acquired $1.12 billion in assets and a presence in ND and MN (2)

• FYTD net charge-offs of 0.08% of average loans compared to 0.17% in comparable FY15 period • Deterioration of a small number of loan relationships led to an increase in nonaccrual loans during the quarter; each has been monitored and managed over a number of quarters Executing on Strategy Focused Business Banking Franchise with Agribusiness Expertise • Loan balances increased by $1.28 billion, or 17.5%, compared to September 30, 2015 • Includes $863.7 million of acquired loans; organic FYTD net growth of 5.7% • Lending growth continues to be focused in CRE, C&I and Ag portfolio segments • Deposit balances increased by $1.09 billion, or 14.8%, from September 30, 2015 • Includes $863.1 million of acquired deposits • The HF Financial Corp. acquisition added 23 new branches and a new presence in ND and MN Strong Profitability and Growth Driven by a Highly Efficient Operating Model • Fully diluted EPS of $0.46 for the quarter compared to $0.50 for 3QFY15; adjusted EPS excluding one-time acquisition expenses of $0.59 per share • Strong FYTD profitability metrics: 1.16% ROAA and 15.0% ROATCE(1) for FYTD • Efficiency ratio(1) of 58.8% for the quarter compared to 46.4% for 3QFY15, elevated because of one-time HF Financial Corp acquisition expenses Risk Management Driving Strong Credit Quality Strong Capital Generation and Attractive Dividend • All regulatory capital ratios remain above minimums to be considered “well capitalized” • Quarterly dividend of $0.14 per share announced July 28, 2016; payable August 24, 2016 to stockholders of record as of the close of business on August 12, 2016 (1) This is a non-GAAP measure. See appendix for reconciliation. 3

Revenue

Great Western Bancorp, Inc.

Revenue Highlights

- Net interest income (FTE) increased by 9% compared to 3QFY15 driven primarily by a 9% increase in average interest earning assets between the two periods
- NIM (FTE) remained steady at 3.95% and adjusted NIM (FTE)[2] was 4 basis points higher compared to 3QFY15, primarily as a result of changes in asset mix
- Noninterest income decreased 9% compared 3QFY15, primarily driven by credit charges related to loans at FV
  - Service charges and other fees increased by $2.7 million driven primarily by higher interchange income

Net Interest Income ($MM) and NIM



$86.2
$93.6
$252.9
$269.5
3.95%
3.70%
3.95%
3.74%
3.92%
3.67%
3.97%
3.74%
3Q FY15
3Q FY16
FY 15 YTD
FY 16 YTD
Net Interest Income (FTE)
NIM (FTE)
Adjusted NIM (FTE)(2)

NIM Analysis



-0.02%
0.02%
0.01%
-0.04%
-0.01%
3.99%
3.95%
2Q FY16
Cash Mix
Investment Mix
Borrowings Rate
Loans, other Yield
NOW, MMDA, Savings Yield
3Q FY16

Noninterest Income [1]



Service charges and fees, $12,316
Wealth management fees, $1,807
Mortgage banking income, net, $1,669
Gain on security sales, $134
Other, $898

(1) Chart excludes changes related to loans and derivatives at fair value which netted $(7.7) million for the quarter. Dollars in thousands.
(2) Adjusted NIM (FTE) is a non-GAAP measure. See appendix for reconciliations.

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$49.0 $137.4 $12.2 $12.9 $46.4 $61.2 $142.0 $150.3 46.4% 58.8% 48.8% 50.0% 3Q FY15 3Q FY16 FY15 YTD FY16 YTD Noninterest expense Acquisition expense Efficiency Ratio Expenses, Provision & Earnings 5 Highlights Provision for Loan Losses ($MM) Noninterest Expense ($MM) Net Income ($MM) (1) Efficiency ratio and adjusted net income are non-GAAP measures. See appendix for reconciliations. Total noninterest expense and efficiency ratio increases driven by one-time acquisition expenses • Efficiency ratio (1) was 58.8% for the quarter compared to 46.4% for 3QFY15 • Elevated because of $12.2 million of one-time expenses related to the HF Financial acquisition • Provision for loan losses increased 22% compared to 3QFY15; ALLL coverage decreased to 0.75%, a reduction of 2 basis points compared to June 30, 2015, resulting from acquiring loans with no carryover of ALLL. The gross ALLL increased by $2.3 million compared to March 31, 2016 $4.4 $5.4 $17.4 $11.9 3Q FY15 3Q FY16 FY15 YTD FY16 YTD $29 $34 $30 $31 $26 $75 $88 1.18% 1.38% 1.23% 1.24% 1.00% 1.04% 1.16% 3Q FY15 4Q FY15 1Q FY16 2Q FY16 3Q FY16 FY15 YTD FY16 YTD Net Income Adjusted net income ROAA

Balance Sheet Overview 6 Balance Sheet Highlights Total Loans ($MM) Deposits ($MM) Capital (1) Cost of Deposits annualized for 3Q FY16. (2) TCE / TA is a non-GAAP measure. See appendix for reconciliation. $7,743 $864 $6,139 $6,363 $6,787 $7,325 $8,607 FY12 FY13 FY14 FY15 3Q FY16 Total Loans Loans Acquired (2)(1) • Total loans grew 13.9% during the quarter and are up 17.5% compared to September 30, 2015 • Loan growth included $863.7 million from HF Financial; FYTD organic growth of 5.7% • Deposits grew 10.0% during the quarter, contributing to growth of 14.8% compared to September 30, 2015 • Deposit growth included $863.1 million from HF Financial $7,617 $863 $6,885 $6,948 $7,052 $7,387 $8,480 0.68% 0.48% 0.36% 0.32% 0.32% FY12 FY13 FY14 FY15 3Q FY16 Total Deposits Deposits Acquired Cost of Deposits 11.9% 12.4% 11.8% 10.9% 10.9% 13.7% 13.8% 12.9% 12.1% 12.0% 7.8% 8.2% 8.2% 8.3% 8.3% FY12 FY13 FY14 FY15 3Q FY16 Tier 1 Capital Total Capital TCE / TA 14.8% FYTD growth; 3.1% organic 17.5% FYTD growth; 5.7% organic

$219 $288 $310 $396 $139 $126 $184 $238 $358 $414 $494 $634 5.6% 6.1% 6.7% 7.4% FY13 FY14 FY15 3Q FY16 Watch Loans Substandard Loans % of Total Loans Asset Quality 7 Highlights Net Charge-offs / Average Total Loans Strong Credit QualityWatch & Substandard Loans ($MM) • Ratio of ALLL / total loans was 0.75% at June 30, 2016 compared to 0.82% at March 31, 2016 and 0.77% at June 30, 2015, with the reduction primarily a result of acquiring loans during the quarter with no carryover of ALLL • Nonaccrual loans increased by $53.2 million during the quarter primarily due to a small number of known exposures that had already been identified as “Substandard” • Loans graded “Watch” and “Substandard” increased $62.3 million and $15.4 million, respectively, during the quarter 0.27% 0.65% 0.88% 0.54% 0.44% 0.14% 0.13% 0.08% FY09 FY10 FY11 FY12 FY13 FY14 FY15 3Q FY16 (Ann.) 2.76% 2.03% 1.16% 0.93% 1.26% 42.4% 43.3% 60.2% 83.8% 59.4% FY12 FY13 FY14 FY15 3Q FY16 NALs / Total Loans Reserves/NALs Quarterly increase in Watch and Substandard loans driven by acquired loans

Proven Business Strategy 8 Focused Business Banking Franchise with Agribusiness Expertise Risk Management Driving Strong Credit Quality Attract and Retain High-Quality Relationship Bankers Invest in Organic Growth While Optimizing Footprint Deepen Customer Relationships Strong Profitability and Growth Driven by a Highly Efficient Operating Model Strong Capital Generation and Attractive Dividend Explore Accretive Strategic Acquisition Opportunities

Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward- looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, and the interest rate environment, beyond fiscal year 2016 are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties, including those related to the recently- completed merger with HF Financial Corp., that could cause actual results to differ materially from those expressed. All forward- looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and other periodic filings with the SEC, including its Quarterly Reports on Form 10-Q for the periods ended December 31, 2015 and March 31, 2016, and all risk factors associated with the recently completed acquisition of HF Financial Corp. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: This presentation contains non-GAAP measures which our management relies on in making financial and operational decisions about our business and which exclude certain items that we do not consider reflective of our business performance. We believe that the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These non-GAAP measures should be considered in context with our GAAP results. A reconciliation of these non-GAAP measures appears in our earnings release dated July 28, 2016 and in Appendix 1 to this presentation. Our earnings release and this presentation are available in the Investor Relations section of our website at www.greatwesternbank.com. Our earnings release and this presentation are also available as part of our Current Report on Form 8-K filed with the SEC on July 28, 2016. Explanatory Note: In this presentation, all financial information presented refers to the financial results of Great Western Bancorp, Inc. combined with those of its predecessor, Great Western Bancorporation, Inc. Disclosures 9

Appendix 1 Non-GAAP Measures

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the 9 Months Ended		At or for the 3 Months Ended				
	06/30/16	06/30/15	06/30/16	03/31/16	12/31/15	09/30/15	06/30/15
Adjusted net income and adjusted earnings per share:							
Net Income	$ 87,495	$ 75,253	$ 26,360	$ 30,674	$ 30,461	$ 33,812	$ 28,832
Add: acquisition expenses	12,950	-	12,179	771	-	-	-
Add: tax effect at 38%	(4,921)	-	(4,628)	(293)	-	-	-
Adjusted net income	**$ 95,524**	**$ 75,253**	**$ 33,911**	**$ 31,152**	**$ 30,461**	**$ 33,812**	**$ 28,832**
Weighted average diluted common shares outstanding	55,993,011	57,929,188	57,176,705	55,408,876	55,393,452	56,215,947	57,959,202
Earnings per share	$ 1.56	$ 1.30	$ 0.46	$ 0.55	$ 0.55	$ 0.60	$ 0.50
Adjusted earnings per share - diluted	$ 1.71	$ 1.30	$ 0.59	$ 0.56	$ 0.55	$ 0.60	$ 0.50
Cash net income and return on average tangible common equity:							
Net Income	$ 87,495	$ 75,253	$ 26,360	$ 30,674	$ 30,461	$ 33,812	$ 28,832
Add: Amortization of intangible assets	2,239	6,402	822	708	709	708	1,776
Add: Tax on amortization of intangible assets	(660)	(660)	(220)	(220)	(220)	(220)	(220)
Cash net income	**$ 89,074**	**$ 80,995**	**$ 26,962**	**$ 31,162**	**$ 30,950**	**$ 34,300**	**$ 30,388**
Average common equity	$ 1,506,740	$ 1,456,174	$ 1,567,372	$ 1,488,398	$ 1,464,450	$ 1,456,372	$ 1,476,556
Less: Average goodwill and other intangible assets	712,049	708,799	727,707	703,866	704,576	705,284	706,526
Average tangible common equity	**$ 794,691**	**$ 747,375**	**$ 839,665**	**$ 784,532**	**$ 759,874**	**$ 751,088**	**$ 770,030**
Return on average common equity	7.8%	6.9%	6.8%	8.3%	8.3%	9.2%	7.8%
Return on average tangible common equity	15.0%	14.5%	12.9%	16.0%	16.2%	18.1%	15.8%

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GreatWesternBank.com

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the 9 Months Ended		At or for the 3 Months Ended				
	06/30/16	06/30/15	06/30/16	03/31/16	12/31/15	09/30/15	06/30/15
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):							
Net interest income	$ 263,947	$ 248,072	$ 91,652	$ 86,338	$ 85,957	$ 85,425	$ 84,538
Add: Tax equivalent adjustment	5,522	4,798	1,905	1,791	1,826	1,778	1,704
Net interest income (FTE)	269,469	252,870	93,557	88,129	87,783	87,203	86,242
Add: Current realized derivative gain (loss)	(15,832)	(16,005)	(5,005)	(5,175)	(5,652)	(5,637)	(5,416)
Adjusted net interest income (FTE)	**$ 253,637**	**$ 236,865**	**$ 88,552**	**$ 82,954**	**$ 82,131**	**$ 81,566**	**$ 80,826**
Average interest-earning assets	$9,061,896	$8,624,469	$9,528,576	$8,892,465	$8,764,649	$8,693,471	$8,756,244
Net interest margin (FTE)	3.97%	3.92%	3.95%	3.99%	3.98%	3.98%	3.95%
Adjusted net interest margin (FTE)	3.74%	3.67%	3.74%	3.75%	3.73%	3.72%	3.70%
Adjusted net interest income and adjusted yield (fully-tax equivalent basis), on Non ASC 310-30 loans:							
Interest income	$ 263,930	$ 244,783	$ 91,829	$ 86,534	$ 85,567	$ 84,835	$ 83,094
Add: Tax equivalent adjustment	5,522	4,798	1,905	1,791	1,826	1,778	1,704
Interest income (FTE)	269,452	249,581	93,734	88,325	87,393	86,613	84,798
Add: Current realized derivative gain (loss)	(15,832)	(16,005)	(5,005)	(5,175)	(5,652)	(5,637)	(5,416)
Adjusted interest income (FTE)	**$ 253,620**	**$ 233,576**	**$ 88,729**	**$ 83,150**	**$ 81,741**	**$ 80,976**	**$ 79,382**
Average Non ASC 310-30 loans	$7,489,534	$6,816,785	$7,903,860	$7,371,600	$7,193,143	$7,108,598	$6,995,340
Yield (FTE)	4.81%	4.90%	4.77%	4.82%	4.83%	4.83%	4.86%
Adjusted yield (FTE)	4.52%	4.58%	4.52%	4.54%	4.52%	4.52%	4.55%

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GreatWesternBank.com

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the 9 Months Ended		At or for the 3 Months Ended				
	06/30/16	06/30/15	06/30/16	03/31/16	12/31/15	09/30/15	06/30/15
Efficiency Ratio:							
Total revenue	$ 290,686	$ 272,913	$ 100,749	$ 95,339	$ 94,601	$ 94,474	$ 94,543
Add: Tax equivalent adjustment	5,522	4,798	1,905	1,791	1,826	1,778	1,704
Total revenue (FTE)	**$ 296,208**	**$ 277,711**	**$ 102,654**	**$ 97,130**	**$ 96,427**	**$ 96,252**	**$ 96,247**
Noninterest expense	$ 150,297	$ 141,959	$ 61,222	$ 44,855	$ 44,220	$ 44,835	$ 46,430
Less: Amortization of intangible assets	2,239	6,402	822	708	709	708	1,776
Tangible noninterest expense	**$ 148,058**	**$ 135,557**	**$ 60,400**	**$ 44,147**	**$ 43,511**	**$ 44,127**	**$ 44,654**
Efficiency ratio	50.0%	48.8%	58.8%	45.5%	45.1%	45.8%	46.4%
Tangible common equity and tangible common equity to tangible assets:							
Total stockholders' equity	$ 1,640,511	$ 1,487,851	$ 1,640,511	$ 1,509,202	$ 1,475,516	$ 1,459,346	$ 1,487,851
Less: Goodwill and other intangible assets	751,217	705,634	751,217	703,508	704,217	704,926	705,634
Tangible Common Equity	**$ 889,294**	**$ 782,217**	**$ 889,294**	**$ 805,694**	**$ 771,299**	**$ 754,420**	**$ 782,217**
Total Assets	$11,453,222	$9,764,159	$11,453,222	$ 9,942,295	$ 9,957,215	$ 9,798,654	$ 9,764,159
Less: Goodwill and other intangible assets	751,217	705,634	751,217	703,508	704,217	704,926	705,634
Tangible Assets	**$10,702,005**	**$ 9,058,525**	**$10,702,005**	**$ 9,238,787**	**$ 9,252,998**	**$ 9,093,728**	**$ 9,058,525**
Tangible common equity to tangible assets	8.3%	8.6%	8.3%	8.7%	8.3%	8.3%	8.6%
Tangible book value per share:							
Total stockholders' equity	$ 1,640,511	$ 1,487,851	$ 1,640,511	$ 1,509,202	$ 1,475,516	$ 1,459,346	$ 1,487,851
Less: Goodwill and other intangible assets	751,217	705,634	751,217	703,508	704,217	704,926	705,634
Tangible Common Equity	**$ 889,294**	**$ 782,217**	**$ 889,294**	**$ 805,694**	**$ 771,299**	**$ 754,420**	**$ 782,217**
Common shares outstanding	58,693,499	57,886,114	58,693,499	55,245,177	55,244,569	55,219,596	57,886,114
Tangible book value per share	$ 15.15	$ 13.51	$ 15.15	$ 14.58	$ 13.96	$ 13.66	$ 13.51

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Appendix 2 Accounting for Loans at FV and Related Derivatives

Loans at FV and Related Derivatives 15 Overview Summary • For certain loans with an original term greater than 5 years with a fixed rate to the customer, GWB has entered into equal and offsetting fixed-to-floating interest rate swaps with two US counterparties (prior to NAB’s divestiture NAB London was the counterparty; all swaps have been novated to a US counterparty) • Total size of the portfolio was $1.16 billion at June 30, 2016 • GWB has elected the Fair Value Option (ASC 825) on these loans and applies a similar treatment to the related derivatives: • Changes in the fair value of the loans and the derivatives and the current period realized cost (benefit) of the derivatives (i.e., the net pay fixed/receive floating settlement) are recorded in earnings through noninterest income • This differs significantly from most peers who have elected Hedge Accounting treatment • The historical election is irrevocable so the concept will be present for the foreseeable future in GWB’s financial statements even if different accounting elections are made on future originations • Management presents non-GAAP measures and is including the supplemental disclosures here to provide more clarity on the underlying economics Net increase (decrease) in fair value of loans at fair value Net realized and unrealized gain (loss) on derivatives Net Relationship Notes Increase (decrease) in FV related to interest rates 16,920$ (16,920)$ -$ (1) Increase (decrease) in FV related to credit (2,722)$ -$ (2,722)$ (2) Current period realized cost of derivatives -$ (5,005)$ (5,005)$ (3) Subtotal, loans at FV and related derivatives 14,198$ (21,925)$ (7,727)$ (4) (1) (2) (3) (4) Income Statement Line Item: Management records an adjustment for credit risk in noninterest income based on loss history for similar loans, adjusted for an assessment of existing market conditions for each loan segment. The FV adjustment related to credit is not included in the ALLL but loans are included in the ALLL coverage ratio denominator. Equal and offsetting each period. Changes in the FV of each financial asset and liability driven by current compared to contractual rates. Current period actual cost of fixed-to-float interest rate swaps. Within non-GAAP financial measures, management reclassifies this component to interest income, resulting in adjusted interest income, adjusted net interest income and adjusted NIM, reflecting the underlying economics of the transactions. All else equal, this drag on earnings will reduce as short-term LIBOR rates increase. While US GAAP mandates the presentation of these items in noninterest income, management believes the residual net amount economically represents the net credit exposure of this segment of the portfolio - presented as a "credit-related charge" in the earnings release and elsewhere (see note (2)) - and the current period derivative cost which should be analyzed relative to gross interest income received from the loan customers (see note (3)) as presented in non-GAAP measures.